UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2025
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CISCO SYSTEMS, INC.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation)	001-39940 (Commission File Number)	77-0059951 (IRS Employer Identification No.)
170 West Tasman Drive, San Jose, California		95134-1706
(Address of principal executive offices)		(Zip Code)
(408) 526-4000
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CSCO	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Officer; Departure of Officer

On May 9, 2025, Scott Herren notified Cisco Systems, Inc. (“Cisco”) of his decision to retire as Executive Vice President and Chief Financial Officer of Cisco effective July 26, 2025. Mr. Herren will remain employed by Cisco as an Executive Advisor through May 1, 2026. On May 10, 2025, Cisco appointed Mark Patterson to succeed Mr. Herren as Executive Vice President and Chief Financial Officer of Cisco effective July 27, 2025. Mr. Patterson currently serves as Executive Vice President and Chief Strategy Officer of Cisco.

On May 10, 2025, Cisco also appointed Jeetu Patel as President and Chief Product Officer effective May 14, 2025. Mr. Patel currently serves as Executive Vice President and Chief Product Officer of Cisco.

Mr. Patterson, 55, joined Cisco in September 2000. Mr. Patterson has served as Cisco’s Executive Vice President and Chief Strategy Officer since March 2024, as Senior Vice President, Chief of Staff to the Chair and CEO from October 2018 until March 2024, as Senior Vice President, Strategy, Planning, and Operations for Worldwide Sales and Marketing from July 2015 until October 2018, and in various other leadership and finance roles at Cisco since 2000.

Mr. Patel, 53, joined Cisco in July 2020. Mr. Patel has served as Executive Vice President and Chief Product Officer since August 2024, as Executive Vice President and General Manager, Security and Collaboration from June 2021 until August 2024, and as Senior Vice President and General Manager, Security and Collaboration from July 2020 until June 2021. Prior to joining Cisco, Mr. Patel was the Chief Product Officer and Chief Strategy Officer at Box, Inc. from September 2017 until July 2020, and as Senior Vice President of Platform and Chief Strategy Officer from August 2015 until September 2017. Mr. Patel's previous roles included serving as General Manager and Chief Executive of the Syncplicity business unit of EMC Corporation (now part of Dell Technologies Inc.). Since 2019, Mr. Patel has served as a member of the board of directors of Jones Lang LaSalle Incorporated. In 2022, Mr. Patel joined the board of directors of Equinix, Inc. and serves on its board of directors until May 21, 2025.

In connection with their respective appointments, Mr. Patel has entered into, and Mr. Patterson is expected to enter into, a standard form of Indemnity Agreement with Cisco which provides for indemnification of an indemnitee to the fullest extent permitted by law. The foregoing description of the Indemnity Agreement does not purport to be complete and is qualified in its entirety by the full text of the form of Indemnity Agreement, which was filed with the Securities and Exchange Commission on January 25, 2021 as Exhibit 10.1 to Cisco’s Current Report on Form 8-K.

Certain Relationships and Transactions with Related Persons

A daughter of Mr. Patterson is employed by Cisco as an account manager in Cisco’s sales organization. Mr. Patterson’s daughter received total compensation of approximately $286,077 for fiscal year 2024. The total compensation includes salary, commissions, and other compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CISCO SYSTEMS, INC.

Dated: May 14, 2025	By:	/s/ Evan Sloves
	Name:	Evan Sloves
	Title:	Secretary